Exhibit 99.1
Dennis Wanlass Appointed to Tronox Board of Directors
     Oklahoma City, Aug. 15, 2008 — Dennis L. Wanlass has been appointed to the Tronox Incorporated (NYSE: TRX, TRX.B) board of directors, effective Aug. 15, 2008. In addition, the board of directors named Wanlass interim chairman and chief executive officer succeeding Thomas W. Adams, who, at this time, will continue to serve as a member of the board but no longer works for the company.
     Wanlass joined Tronox in July 2008 as executive vice president of special projects. Wanlass has more than 35 years of experience in management, finance and accounting. He held leadership positions at Special Metals Corporation from 2001 to 2008, initially serving as the chief financial officer, moving to chief operations officer and eventually becoming the chief executive officer. From 1988 to 2001, he held executive positions of increasing responsibility with Geneva Steel LLC, including vice president, chief financial officer and treasurer. His experience also includes 13 years with Eastman Christensen and five years with KPMG.
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide.
     Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,”

“estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the market for raw materials that Tronox uses to produce TiO2, its inability to predict the prices of such raw materials, the financial resources of competitors, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.
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Media Contact:	Debbie Schramm Direct: 405-775-5177 Cell: 405-830-6937 debbie.schramm@tronox.com

Investor Contact:	Robert Gibney Direct: 405-775-5105 robert.gibney@tronox.com
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